Amendment No. 1

to the

COMMERCIAL OLED MATERIAL SUPPLY AGREEMENT
(originally entered into July 28, 2008)

by and between

Universal Display Corporation (“UDC”)

and

Kyocera Corporation (“Kyocera”)

This Amendment No. 1 shall amend and modify, to the extent of any inconsistency, the provisions of the above-referenced Commercial OLED Material Supply Agreement (the “Agreement”).  This Amendment No. 1 is being entered into retroactively as of December 31, 2008.

1.           Article 11 of the Agreement is hereby amended and restated in its entirety as follows:

Article 11                      Effective Date

Except for the provisions of this Article 11, this Agreement shall become effective only when Kyocera gives a written notice to Universal Display on or before December 31, 2009, [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

2.           Except as set forth in this Amendment No. 1, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.1 to be executed by their duly authorized representatives:

Kyocera Corporation		Universal Display Corporation

By:	/s/ Y. Matsumura	By:	/s/ Steven V. Abramson
Name:	Yasushi Matsumura	Name:	Steven V. Abramson
Title:	Executive Officer	Title:	President
General Manager, Corporate Display Group

Date:	2009 Jan. 19	Date:	Jan. 22, 2009